Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 [File No. 333-138903, 333-153186, and 333-217439] and Form S-3 [File No. 333-271066] of our report dated March 19, 2025 with respect to the consolidated financial statements of CVD Equipment Corporation and Subsidiaries as of December 31, 2024, which is included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Melville, NY
March 30, 2026